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                                                                    Exhibit 23.3

We have issued our reports dated December 16, 1999, except for the information presented in Note 19 for which the date is March 14, 2000, accompanying the financial statements and schedules of WRDC Limited contained in Amendment No. 1 to the Registration Statement and related Prospectus of Authoriszor Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

Yours faithfully,



Brown Butler & Co (manually signed)

Leeds
England
May 18, 2000